UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[x] Definitive Information Statement

WESTERN GLORY HOLE, INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.

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3) Filing Party:

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4) Date Filed:

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Western Glory Hole, Inc.

2530 South Rural Road

Tempe, AZ  85382

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INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information

This information is being provided to the shareholders of Western Glory Hole, Inc. (the "Company") in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing the Company to amend the Company’s Articles of Incorporation to effect a name change to “Health Enhancement Products, Inc.”, and change the address for the Company’s principal place of business to 2530 South Rural Road, Tempe, AZ  85382.

The shareholders holding shares representing approximately 62.55% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to the proposed action.

The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section of Nevada Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions set forth herein as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on or about December 19, 2003.

Outstanding Voting Stock of the Company and Statement that Proxies Are Not Solicited

This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action pursuant to the Securities Exchange Act of 1934, as amended, and the Nevada Law.

The Board of Directors fixed November 24, 2003 as the record date for the determination of stockholders entitled to receive this Information Statement (the “Record Date”).  As of the Record Date, there were 10,235,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to shareholders.  This information statement is being sent on December 19, 2003 to such holders of record.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  This Information Statement is being sent to you for information purposes only. No action is requested nor required on your part.

QUESTIONS AND ANSWERS

Q:       What am I being asked to approve?

A:       You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting common stock of the Company have already agreed to amend our Articles of Incorporation to effect a name change to “Health Enhancement Products, Inc.”, and change the address for the Company’s principal place of business to 2530 South Rural Road, Tempe, AZ  85382.

Q:       Why have the Board of Directors and a majority of the shareholders agreed to approve these actions?

A:       All of these actions are necessary to accomplish the terms of the Agreement and Plan of Reorganization (the "Reorganization”) dated as of October 30, between the Company and Health Enhancement Corporation (hereinafter referred to as “HEC”).

Q:       What are the basic terms of the transaction with HEC?

A:       The Company delivered at the closing (the  "Closing") of the Reorganization 9,000,000 restricted shares of its common stock in exchange for 9,000,000 shares of HEC common stock, which represents all of the outstanding shares of common stock of HEC, par value $.001, in what is intended to be a tax-free reorganization.  As a part of the Reorganization, the Company canceled 125,000 common shares and effected a two for one forward split of the then 617,500 remaining shares with rounding up of any fractional shares.  After the Reorganization, the Company now has 10,235,000 shares of common stock issued and outstanding.  You will retain all of your present stockholdings in the Company.

Q:       What business is conducted by HEC?

A:       Health Enhancement Corporation (“HEC”) was organized under the laws of the State of Nevada on October 9, 2003.  HEC plans to identify, produce and market natural health related products.  HEC has not yet generated any revenues from its planned operations and is considered a development stage company.  At the present time HEC’s primary product is ProAlgaZyme (“PAZ”), an immune system enhancing water that is produced from an algae grown in 100% distilled water.  The algae produces a protective barrier as a means of protecting itself and this enzyme is drawn off, filtered, tested and bottled for consumption.

Recent clinical trials performed by HEC have indicated that PAX may increase and activate the white blood cells in individuals whose white cells are low or inactive, in effect enhancing the immune system.  HEC is currently performing clinical trials on several illnesses and diseases with ProAlgaZyme, including various types of cancer, HIV/AIDS, and Chronic Fatigue Syndrome.

HEC is committed to locating and bringing to market a variety of heath related products intended to address and correct a wide variety of illnesses by restoring health and “normal” function to the human body.  HEC’s approach is that the products will be, to the maximum level possible, wholly “natural”, with the ingredients being naturally grown or derived and will not be chemically synthesized.  It is HEC’s intent that the products it markets will be produced under the strictest condition of purity.

In addition to ProAlgaZyme, HEC has identified several other vitamin-related and other special purpose products that may fit into its product line.

Q:       Are there risks involved in the transaction with HEC?

A:       Yes. The Company's success will be totally dependent upon the success of HEC. HEC is a developmental stage company. There are no assurances that HEC’s operations will be profitable after the Reorganization.

Security Ownership of Certain Owners and Management

The following table sets forth the Common Stock ownership information as of November 24, 20203, with respect to (i) each person known to the Company to be the beneficial owner of more that 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the actions set forth herein; and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Name of Beneficial

Number of Shares

Percent

Owner (1)

Beneficially Owned

of Class (2)

Howard R. Baer

6,402,450

62.55%

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ALL EXECUTIVE OFFICERS

6,402,450

62.55%

AND DIRECTORS AS A

GROUP (1 person)

Notes:

(1)

Except as otherwise indicated, the persons or entities named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated, the address of each named executive officer, director and beneficial owner of more than 5% of the Company’s Common Stock is c/o Health Enhancement Corporation, 2530 South Rural Road, Tempe, AZ  85382.

(2)

The ownership percentages set forth in the table are based on 10,235,000 shares of Common Stock outstanding as of November 24, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities where applicable.

Purpose and Effect of the Proposed Name and Symbol Change

On November 21, 2003, the Board of Directors determined to change the name of the Company to Health Enhancement Products, Inc. and to change the Company’s NASDAQ trading symbol to reflect the name change of the Company.  The purpose of the name and proposed symbol change is to more accurately reflect the Company’s business and its activities after the Reorganization.

Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Shareholders holding a total of 6,402,450 shares of Common Stock (62.55%) have already consented to such changes.

Purposed and Effect of the Change in Company’s Address

On November 21, 2003, the Board of Directors determined to change the address of the principal place of business for the Company to 2530 South Rural Road, Tempe, AZ  85382.  The purpose of the change in address is because the Company, after the Reorganization, will be operating out of the Arizona region as its principal place of business, and having such an address change would provide shareholders and potential customers easier access to Company information and contact with Company personnel.

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No Dissenter's Rights

Under Nevada law, the Company’s dissenting shareholders are not entitled to appraisal rights, and the Company will not independently provide our shareholders with any such right.

Conclusion

As a matter of regulatory compliance, the Company is sending you this information Statement which describes the purpose and effect of the actions set forth herein. As the requisite stockholder vote for the actions set forth herein, including any amendment to the Company’s Articles of Incorporation as described in this Information Statement was obtained upon the delivery of the written consent of a majority of the shareholders, WE ARE NOT ASKING FOR A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US ONE.  This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Securities and Exchange Act of 1934.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by this undersigned hereunto duly authorized.

WESTERN GLORY HOLE, INC.

By: /s/ Howard R. Baer

Name: Howard R. Baer

Its: President

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